Exhibit 99.1

EAGLE FINANCIAL SERVICES, INC.

ANNOUNCES 2018 FOURTH QUARTER

AND ANNUAL EARNINGS

Contact:	Kathleen J. Chappell, Vice President and CFO	540-955-2510
kchappell@bankofclarke.com

BERRYVILLE, VIRGINIA (January 30, 2019) – Eagle Financial Services, Inc. (OTCQX: EFSI), the holding company for Bank of Clarke County, whose divisions include Eagle Investment Group, announces its 2018 fourth quarter and annual profits.

Fourth Quarter and Annual 2018 Highlights:

	Q4	Annual
Net income (000’s)	$2,081	$9,001
Diluted EPS	$0.60	$2.60
Dividend, per common share	$0.24	$0.94
Net Interest Margin	4.05%	4.07%
Loan Growth, gross (000’s)	$8,360	$38,010
Deposit growth (000’s)	$9,767	$39,690

John R. Milleson, President and CEO, stated, “I’m very excited to announce that 2018 was a year with record earnings and solid balance sheet growth. Although the Company realized a sizeable loss on the sale of other real estate owned, overall asset quality has greatly improved. Additionally, the upholding of the net interest margin should prove advantageous to the Company if it encounters additional interest rate increases during 2019. By and large, I am extremely proud of our 2018 results and I am certainly pleased of the Company’s ability to increase the annual dividend to shareholders by $0.06 in 2018.”

Income Statement Review

Net income was $9.0 million for the year ended December 31, 2018 which represented an increase of 15.6% when compared to net income in 2017. Net income for the quarter ended December 31, 2018 was $2.1 million reflecting an increase of 21.8% from the quarter ended December 31, 2017. These increases resulted mostly from the decrease in income tax expense. The Tax Cuts and Jobs Act was signed into law on December 22, 2017, decreasing the corporate tax rate from 34.0% to 21.0%. Accordingly, the Company’s deferred tax assets and liabilities were adjusted at December 31, 2017. This adjustment resulted in a net increase to federal income tax expense of $430,152 for the quarter ended December 31, 2017.

Net interest income for the quarter ended December 31, 2018 was $7.5 million compared to $7.0 million for the same period in 2017. Net interest income for the year ended December 31, 2018 was $29.4 million which represented an increase of 8.1% when compared to $27.2 million in 2017. The increases in net interest income resulted primarily from the increases in the Company’s securities and loan portfolios.

Total loan interest income was $7.3 million for the quarter ended December 31, 2018 and $6.4 million for the quarter ended December 31, 2017. Total loan interest income was $27.9 million for the year ended December 31, 2018, reflecting an increase of $3.1 million from the year ended December 31, 2017. Average loans for the quarter ended December 31, 2018 were $600.1 million compared to $562.5 million for the same period in 2017. Average loans for the year ended December 31, 2018 were $586.5 million compared to $541.7 million for 2017. The tax equivalent yield on average loans for the quarter ended December 31, 2018 was 4.82%, up 27 basis points from the same time period in 2017. The tax equivalent yield on average loans for the year ended December 31, 2018 was 4.77%, up 17 basis points from 2017. Interest income from the investment portfolio was $1.0 million for the quarter ended December 31, 2018, reflecting an increase of 23.2% when compared to $846,000 for the same period in 2017. Interest income from the investment portfolio was $3.9 million and $3.4 million for the years ended December 31, 2018 and 2017, respectively. Average investments for the quarter ended December 31, 2018 were $142.8 million compared to $128.8 million for the same period in 2017. Average investments for the year ended December 31, 2018 were $137.3 million compared to $129.3 million for 2017. The tax equivalent yield on average investments for the quarter ended December 31, 2018 was 3.09%, up eight basis points from the same time period in 2017. The tax equivalent yield on average investments for the year ended December 31, 2018 was 3.01%, up four basis points from 2017.

Total interest expense was $811,000 for the three months ended December 31, 2018 and $352,000 for three months ended December 31, 2017. Total interest expense for the years ended December 31, 2018 and 2017 was $2.5 million and $1.1 million, respectively. The increases in interest expense results mostly from the increase in interest rates paid on deposits. The average cost of interest-bearing liabilities increased 40 basis points when comparing the quarter ended December 31, 2018 to the same time period in 2017. The average cost of interest-bearing liabilities increased 30 basis points when comparing the year ended December 31, 2018 to the same time period in 2017. The average balance of interest-bearing liabilities increased $20.1 million from the quarter ended December 31, 2017 to the same period in 2018. The average balance of interest-bearing liabilities increased $20.2 million from the year ended December 31, 2017 to the same period in 2018. These increases were the result of the growth in interest bearing deposits.

The net interest margin was 4.05% for the quarter ended December 31, 2018. When compared to the quarter ended December 31, 2017, the net interest margin increased two basis points. The net interest margin was 4.07% for the year ended December 31, 2018. When compared to the year ended December 31, 2017, the net interest margin decreased two basis points.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 21%.

Noninterest income was $1.6 million for the quarter ended December 31, 2018, which represented a decrease of $283,000 or 15.0% from the $1.9 million for the same period in 2017. This decrease was mostly attributed to the receipt of a $320,000 bank owned life insurance (BOLI) benefit during the quarter ended December 31, 2017. Noninterest income increased $99,000 or 1.46% to $6.9 million for the year ended December 31, 2018 when compared to $6.8 million for the same period in 2017. This increase was driven mostly by the increase in other service charges and fees. For the year ended December 31, 2018, other service charges and fees increased $295,000 or 7.6% when compared to the year ended December 31, 2017. This increase result mostly from the increases in ATM fees.

Noninterest expense increased $266,000, or 4.6%, to $6.1 million for the quarter ended December 31, 2018 from $5.8 million for the quarter ended December 31, 2017. Much of this increase results from the increase in data processing fees and relates to the Company moving its in-house core banking software to a service bureau environment. The Company migrated to a service bureau environment in late June 2018. Noninterest expense increased $2.0 million to $25.2 million for the year ended December 31, 2018 when compared to $23.2 million for the same period in 2017. Increases in salaries and benefits, other real estate owned expenses, losses on the sale of other real estate owned, data processing fees and other operating expenses contributed to this increase.

Salaries and benefits expense increased $440,000 or 3.2% when comparing the year ended December 31, 2018 to the same period in 2017. Most of this increase related to increases in salary expense. In addition to pay increases, the number of full-time equivalent employees increased from 173 to 179 during 2018. Other real estate owned (OREO) expenses increased $165,000 when comparing the year ended December 31, 2018 to the same period in 2017. This increase is attributed to the expenses associated with maintaining a large residential property. On February 14, 2018, the Bank took ownership of an approximate 38-acre residential property located in Northern Loudoun County, Virginia. This property was sold in October 2018. The increase of $873,000 in loss on the sale of other real estate owned resulted from the loss realized on the sale of this OREO asset. The Bank agreed on a sales price for the property of $2.0 million and after estimated selling costs, received net proceeds of approximately $1.9 million. The book value of the property at the time of sale was approximately $2.9 million and the loss realized on the sale was $987,000. Data processing fees increased $230,000 or 40.8% when comparing the year ended December 31, 2018 to the same period in 2017. As mentioned above, most of this increase relates to the Company moving its in-house core banking software to a service bureau environment. Other operating expenses increased $277,000 when comparing the year ended December 31, 2018 to the same period in 2017. Increases in several components of other operating expense contributed to this rise, including trust department investment counsel expense, other loan expenses, director fees and employee and officer travel expense.

Asset Quality and Provision for Loan Losses

Nonperforming assets consist of nonaccrual loans, loans 90 days or more past due and still accruing, other real estate owned (foreclosed properties), and repossessed assets. Nonperforming assets decreased from $6.4 million or 0.84% of total assets at December 31, 2017 to $2.9 million or 0.37% of total assets at December 31, 2018. This decrease resulted from decreases in nonaccrual loans. During 2018, the Bank took ownership of an approximate 38-acre residential property that had collateralized the $4.0 million residential loan previous classified as nonaccrual. Total nonaccrual loans totaled $2.1 million at December 31, 2018 and $6.3 million at December 31, 2017. Most of the nonaccrual loans are secured by real estate and management evaluates the financial condition of these borrowers and the value of any collateral on these loans. The results of these evaluations are used to estimate the amount of losses which may be realized on the disposition of these nonaccrual loans. Loans greater than 90 days past due and still accruing increased from none at December 31, 2017 to $695,000 at December 31, 2018. Other real estate owned remained unchanged at $106,000 at December 31, 2017 and December 31, 2018.

The Company may, under certain circumstances, restructure loans in troubled debt restructurings as a concession to a borrower when the borrower is experiencing financial distress. Formal, standardized loan restructuring programs are not utilized by the Company. Each loan considered for restructuring is evaluated based on customer circumstances and may include modifications to one or more loan provision. Such restructured loans are included in impaired loans but may not necessarily be nonperforming loans. At December 31, 2018, the Company had 19 troubled debt restructurings totaling $3.8 million. Approximately $3.7 million or 17 loans are performing loans, while the remaining loans are on non-accrual status. At December 31, 2017, the Company had 21 troubled debt restructurings totaling $4.4 million. Approximately $4.3 million or 20 loans were performing loans, while the remaining loans are on non-accrual status.

The Company realized $214,000 in net recoveries for the quarter ended December 31, 2018 versus net charge offs of $160,000 for the three months ended December 31, 2017. Provisions for loan losses for the three months ended December 31, 2018 were $529,000 while the Company recognized a provision for loan losses totaling $134,000 for the quarter ended December 31, 2017. The $529,000 provisions for loan losses for the quarter ended December 31, 2018 resulted mostly from a large commercial loan being placed on nonaccrual status during the quarter. Provisions for loan losses of $777,000 were recorded for the year ended December 31, 2018 while negative provisions for loan losses of $625,000 were recorded for the same period in 2017. The ratio of allowance for loan losses to total loans was 0.90% at December 31, 2018 and 0.78% at December 31, 2017. The ratio of allowance for loan losses to total nonaccrual loans was 257.60% at December 31, 2018 and 69.59% at December 31, 2017. The amount of provision for loan losses reflects the results of the Bank’s analysis used to determine the adequacy of the allowance for loan losses. Management’s judgment in determining the level of the allowance is based on evaluations of the collectability of loans while taking into consideration such factors as trends in delinquencies and charge-offs, changes in the nature and volume of the loan portfolio, current economic conditions that may affect a borrower’s ability to repay and the value of collateral, overall portfolio quality and review of specific potential losses. The Company is committed to maintaining an allowance at a level that adequately reflects the risk inherent in the loan portfolio.

Total Consolidated Assets

Total consolidated assets of the Company at December 31, 2018 were $799.6 million, which represented an increase of $33.9 million or 4.42% from total assets of $765.8 million at December 31, 2017. Total loans increased $38.0 million from $568.8 million at December 31, 2017 to $606.8 million at December 31, 2018. Total securities increased $11.8 million from $133.7 million at December 31, 2017, to $145.5 million at December 31, 2018.

Deposits and Other Borrowings

Total deposits increased $39.7 million to $703.1 million at December 31, 2018 from $663.4 million at December 31, 2017. The Company had no outstanding borrowings from the Federal Home Loan Bank of Atlanta at December 31, 2018 and 2017.

Equity

Shareholders’ equity was $87.6 million at December 31, 2018 and $83.8 million at December 31, 2017. The book value of the Company at December 31, 2018 was $25.58 per common share. Total common shares outstanding were 3,445,914 at December 31, 2018. On January 16, 2019, the board of directors declared a $0.24 per common share cash dividend for shareholders of record as of February 1, 2019 and payable on February 15, 2019.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and other filings with the Securities and Exchange Commission.

EAGLE FINANCIAL SERVICES, INC.

KEY STATISTICS

	For the Three Months Ended
	4Q18	3Q18	2Q18	1Q18	4Q17
Net Income (dollars in thousands)	$2,081	$1,860	$2,521	$2,539	$1,709
Earnings per share, basic	$0.60	$0.54	$0.73	$0.73	$0.49
Earnings per share, diluted	$0.60	$0.54	$0.73	$0.73	$0.49

Return on average total assets	1.50%	0.94%	1.31%	1.36%	0.91%
Return on average total equity	9.65%	8.68%	12.12%	12.40%	8.11%
Dividend payout ratio	40.00%	44.44%	31.51%	31.51%	44.90%
Fee revenue as a percent of total revenue	17.52%	19.39%	18.15%	19.36%	18.40%

Net interest margin(1)	4.05%	4.04%	4.17%	4.05%	4.03%
Yield on average earning assets	4.48%	4.42%	4.49%	4.29%	4.23%
Yield on average interest-bearing liabilities	0.73%	0.64%	0.53%	0.40%	0.33%
Net interest spread		3.78%	3.96%	3.88%	3.90%
Tax equivalent adjustment to net interest income (dollars in thousands)	$98	$99	$102	$89	$155

Non-interest income to average assets	0.81%	0.91%	0.87%	0.96%	1.01%
Non-interest expense to average assets	3.06%	3.70%	3.21%	3.01%	3.14%

Efficiency ratio(2)	66.05%	78.36%	67.11%	63.19%	65.52%

(1)

The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The rate utilized is 21%. See the table below for the quarterly tax equivalent net interest income and the reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns a fair amount of nontaxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.

(2)

The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non-interest expense by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investment portfolio and sales of repossessed assets. The tax rate utilized is 21%. See the table below for the quarterly tax equivalent net interest income and a reconciliation of net interest income to tax equivalent net interest income. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating. An increase in the ratio from period to period indicates the Company is losing a larger percentage of its income to expenses. The Company believes that the efficiency ratio is a reasonable measure of profitability.

EAGLE FINANCIAL SERVICES, INC.

SELECTED FINANCIAL DATA BY QUARTER

	4Q18	3Q18	2Q18	1Q18	4Q17
BALANCE SHEET RATIOS
Loans to deposits	86.31%	86.32%	86.03%	84.83%	85.74%
Average interest-earning assets to average-interest bearing liabilities	168.35%	168.16%	166.67%	166.80%	165.83%
PER SHARE DATA
Dividends	$0.24	$0.24	$0.23	$0.23	$0.22
Book value	25.58	24.58	24.57	24.12	24.40
Tangible book value	25.58	24.58	24.57	24.12	24.40
SHARE PRICE DATA
Closing price	$30.99	$37.30	$35.99	$32.80	$32.00
Diluted earnings multiple(1)	12.91	17.27	12.33	11.23	16.33
Book value multiple(2)	1.21	1.52	1.46	1.36	1.31
COMMON STOCK DATA
Outstanding shares at end of period	3,445,914	3,473,833	3,473,555	3,466,117	3,449,027
Weighted average shares outstanding	3,469,048	3,474,246	3,465,601	3,463,118	3,468,275
Weighted average shares outstanding, diluted	3,469,048	3,474,246	3,465,601	3,463,118	3,468,275
CAPITAL RATIOS
Total equity to total assets	10.96%	10.79%	10.94%	10.71%	10.95%
CREDIT QUALITY
Net charge-offs to average loans	-0.14%	-0.02%	-0.08%	0.06%	0.07%
Total non-performing loans to total loans	0.46%	0.19%	0.19%	0.31%	1.11%
Total non-performing assets to total assets	0.37%	0.40%	0.53%	0.66%	0.84%
Non-accrual loans to:
total loans	0.35%	0.19%	0.19%	0.31%	1.11%
total assets	0.26%	0.15%	0.14%	0.23%	0.83%
Allowance for loan losses to:
total loans	0.90%	0.79%	0.78%	0.78%	0.78%
non-performing assets	186.91%	148.30%	110.42%	88.48%	68.44%
non-accrual loans	257.60%	411.62%	413.83%	251.67%	69.59%
NON-PERFORMING ASSETS:
(dollars in thousands)
Loans delinquent over 90 days	$695	$—	$—	$18	$—
Non-accrual loans	2,118	1,145	1,099	1,800	6,339
Other real estate owned and repossessed assets	106	2,033	3,020	3,302	106
NET LOAN CHARGE-OFFS (RECOVERIES):
(dollars in thousands)
Loans charged off	$50	$18	$30	$138	$160
(Recoveries)	(264)	(43)	(145)	(52)	—
Net charge-offs (recoveries)	(214)	(25)	(115)	86	160
PROVISION FOR LOAN LOSSES (dollars in thousands)	$529	$140	$(97)	$205	$134
ALLOWANCE FOR LOAN LOSS SUMMARY
(dollars in thousands)
Balance at the beginning of period	$4,713	$4,548	$4,530	$4,411	$4,437
Provision	529	140	(97)	205	134
Net charge-offs (recoveries)	(214)	(25)	(115)	86	160
Balance at the end of period	$5,456	$4,713	$4,548	$4,530	$4,411

(1)

The diluted earnings multiple (or price earnings ratio) is calculated by dividing the period’s closing market price per share by total equity per weighted average shares outstanding, diluted for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.

(2)

The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	Unaudited	Unaudited	Unaudited	Unaudited	Audited
	12/31/2017	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Assets
Cash and due from banks	$18,353	$13,176	$14,823	$33,032	$32,672
Federal funds sold	—	—	88	152	3,176
Securities available for sale, at fair value	145,468	141,566	139,491	129,986	133,673
Loans, net of allowance for loan losses	601,371	593,754	582,289	577,075	564,406
Bank premises and equipment, net	19,083	19,504	19,452	19,474	19,579
Other assets	15,342	18,074	19,048	16,145	12,245

Total assets	$766,617	$786,074	$775,191	$775,864	$765,751

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest bearing demand deposits	$251,184	$256,738	$246,141	$252,144	$234,990
Savings and interest bearing demand deposits	336,778	327,612	328,563	328,655	322,948
Time deposits	115,142	108,987	107,403	104,847	105,476

Total deposits	$703,104	$693,337	$682,107	$685,646	$663,414
Federal funds purchased and securities sold under agreements to repurchase	1,871	1,158	—	—	—
Federal Home Loan Bank advances	—	—	—	—	—
Other liabilities	7,043	6,749	8,285	7,147	18,520
Commitments and contingent liabilities	—	—	—	—	—

Total liabilities	$712,018	$701,244	$690,392	$692,793	$681,934

Shareholders’ Equity
Preferred stock, $10 par value	$—	$—	$—	$—	$—
Common stock, $2.50 par value	8,573	8,629	8,628	8,611	8,587
Surplus	11,992	12,680	12,491	12,155	12,075
Retained earnings	68,587	67,340	66,313	64,588	62,845
Accumulated other comprehensive income	(1,553)	(3,819)	(2,633)	(2,283)	310

Total shareholders’ equity	$87,599	$84,830	$84,799	$83,071	$83,817

Total liabilities and shareholders’ equity	$799,617	$786,074	$775,191	$775,864	$765,751

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands)

Unaudited

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Interest and Dividend Income
Interest and fees on loans	$7,257	$6,429	$27,890	$24,821
Interest on federal funds sold	—	—	3	2
Interest and dividends on securities available for sale:
Taxable interest income	767	573	2,744	2,277
Interest income exempt from federal income taxes	259	253	1,051	1,034
Dividends	16	20	59	61
Interest on deposits in banks	24	48	176	156

Total interest and dividend income	$8,323	$7,323	$31,923	$28,351

Interest Expense
Interest on deposits	$796	$352	$2,490	$1,084
Interest on federal funds purchased and securities sold under agreements to repurchase	15	—	25	14
Interest on Federal Home Loan Bank advances	—	—	—	57

Total interest expense	$811	$352	$2,515	$1,155

Net interest income	$7,512	$3,971	$29,408	$27,196
Provision For Loan Losses	529	134	777	(625)

Net interest income after provision for loan losses	$6,983	$6,837	$28,631	$27,821

Noninterest Income
Income from fiduciary activities	$301	$402	$1,360	$1,239
Service charges on deposit accounts	305	318	1,218	1,223
Other service charges and fees	992	911	4,173	3,878
(Loss) Gain on the sale of bank premises and equipment	—	—	(3)	(12)
Gain on sales of AFS securities	—	(87)	17	(10)
Officer insurance income	(19)	288	(39)	270
Other operating income	30	60	153	192

Total noninterest income	$1,609	$1,892	$6,879	$6,780

Noninterest Expenses
Salaries and employee benefits	$3,486	$3,417	$14,083	$13,643
Occupancy expenses	368	371	1,476	1,473
Equipment expenses	229	236	915	955
Advertising and marketing expenses	166	187	761	730
Stationery and supplies	49	36	195	173
ATM network fees	268	209	912	816
Other real estate owned expenses	15	—	177	12
(Gain)loss on the sale of other real estate owned	—	—	872	(1)
FDIC assessment	56	58	225	222
Computer software expense	110	142	474	647
Bank franchise tax	152	138	583	534
Professional fees	218	237	1,036	1,007
Data processing fees	281	143	794	564
Other operating expenses	691	649	2,692	2,415

Total noninterest expenses	$6,089	$5,823	$25,195	$23,190

Income before income taxes	$2,503	$2,906	$10,315	$11,411
Income Tax Expense	422	1,197	1,314	3,625

Net income	$2,081	$1,709	$9,001	$7,786

Earnings Per Share
Net income per common share, basic	$0.60	$0.49	$2.60	$2.24

Net income per common share, diluted	$0.60	$0.49	$2.60	$2.24

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Year Ended
	December 31, 2018			December 31, 2017
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield	Balance	Expense	Yield
Assets:
Securities:
Taxable	$98,628	$2,803	2.84%	$90,881	$2,277	2.51%
Tax-Exempt (1)	38,656	1,331	3.44%	38,432	1,567	4.08%

Total Securities	$137,284	$4,134	3.01%	$129,313	$3,844	2.97%
Loans:
Taxable	$573,040	$27,482	4.80%	$530,109	$24,616	4.64%
Nonaccrual	1,916	—	0.00%	5,701	—	0.00%
Tax-Exempt (1)	11,591	517	4.46%	5,927	311	5.24%

Total Loans	$586,547	$27,998	4.77%	$541,737	$24,927	4.60%
Federal funds sold	134	3	2.24%	171	—	0.00%

Interest-bearing deposits in other banks	9,712	176	1.81%	13,870	156	1.13%

Total earning assets	$731,761	$32,311	4.42%	$679,390	$28,927	4.26%
Allowance for loan losses	(4,661)			(4,548)
Total non-earning assets	48,600			48,590

Total assets	$775,700			$723,432

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	$91,354	$320	0.35%	$85,154	$161	0.19%
Money market accounts	132,136	815	0.62%	128,068	290	0.23%
Savings accounts	104,473	159	0.15%	100,838	66	0.07%
Time deposits:
$100,000 and more	70,777	687	0.97%	57,010	340	0.60%
Less than $100,000	36,808	509	1.38%	39,319	227	0.58%

Total interest-bearing deposits	$435,548	$2,490	0.57%	$410,389	$1,084	0.26%
Federal funds purchased and securities sold under agreements to repurchase	964	25	0.00%	823	14	0.00%
Federal Home Loan Bank advances	—	—	0.00%	5,096	57	0.00%

Total interest-bearing liabilities	$436,512	$2,515	0.58%	$416,308	$1,155	0.28%

Noninterest-bearing liabilities:
Demand deposits	246,056			216,044
Other Liabilities	8,811			9,129

Total liabilities	$691,379			$641,481
Shareholders’ equity	84,321			81,951

Total liabilities and shareholders’ equity	$775,700			$723,432

Net interest income		$29,796			$27,772

Net interest spread			3.84%			3.98%
Interest expense as a percent of average earning assets			0.34%			0.17%
Net interest margin			4.07%			4.09%

(1)	Income and yields are reported on tax-equivalent basis using a federal tax rate of 21%.

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Three Months Ended
	December 31, 2018			December 31, 2017
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield	Balance	Expense	Yield
Assets:
Securities:
Taxable	$37,720	$3,108	8.24%	$38,402	$2,352	6.13%
Tax-Exempt (1)	105,081	1,299	1.24%	90,351	1,520	1.68%

Total Securities	$142,801	$4,407	3.09%	$128,753	$3,872	3.01%
Loans:
Taxable	$586,317	$28,361	4.84%	$551,650	$25,314	4.59%
Nonaccrual	1,496	—	0.00%	5,272	—	0.00%
Tax-Exempt (1)	12,304	546	4.44%	5,572	290	5.20%

Total Loans	$600,117	$28,907	4.82%	$562,494	$25,604	4.55%
Federal funds sold	61	1	0.00%	263	0	0.00%
Interest-bearing deposits in other banks	4,539	94	2.07%	15,278	190	1.24%

Total earning assets	$746,022	$33,409	4.48%	$701,516	$29,666	4.23%
Allowance for loan losses	(4,911)			(4,397)
Total non-earning assets	47,333			48,852

Total assets	$788,444			$745,971

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	$91,391	$413	0.45%	$88,520	$194	0.22%
Money market accounts	133,367	995	0.75%	127,063	333	0.26%
Savings accounts	105,120	187	0.18%	102,128	70	0.07%
Time deposits:
$100,000 and more	74,460	881	1.18%	67,672	510	0.75%
Less than $100,000	36,763	687	1.87%	37,649	287	0.76%

Total interest-bearing deposits	$441,101	$3,162	0.72%	$423,032	$1,393	0.33%
Federal funds purchased and securities sold under agreements to repurchase	2,044	56	2.72%	1	—	0.00%
Federal Home Loan Bank advances	—	—	0.00%	—	—	0.00%
Trust preferred capital notes	—	—	0.00%	—	—	0.00%

Total interest-bearing liabilities	$443,145	$3,218	0.73%	$423,033	$1,393	0.33%

Noninterest-bearing liabilities:
Demand deposits	252,489			229,009
Other Liabilities	7,213			10,363

Total liabilities	$702,847			$662,405
Shareholders’ equity	85,597			83,566

Total liabilities and shareholders’ equity	$788,444			$745,971

Net interest income		$30,191			$28,272

Net interest spread			3.75%			3.90%
Interest expense as a percent of average earning assets			0.43%			0.20%
Net interest margin			4.05%			4.03%

(1)	Income and yields are reported on tax-equivalent basis using a federal tax rate of 21%.

EAGLE FINANCIAL SERVICES, INC.

Reconciliation of Tax-Equivalent Net Interest Income

(dollars in thousands)

	Three Months Ended
	12/31/2018	9/30/2017	6/30/2018	3/31/2018	12/31/2017
GAAP Financial Measurements:
Interest Income - Loans	$7,257	$7,092	$7,000	$6,541	$6,429
Interest Income - Securities and Other Interest-Earnings Assets	1066	1,039	994	934	894
Interest Expense - Deposits	797	704	563	426	352
Interest Expense - Other Borrowings	14	1	10	—	—

Total Net Interest Income	$7,512	$7,426	$7,421	$7,049	$6,971

Non-GAAP Financial Measurements:
Add: Tax Benefit on Tax-Exempt Interest Income - Loans	$29	$29	$31	$19	$25
Add: Tax Benefit on Tax-Exempt Interest Income - Securities	69	70	71	70	130

Total Tax Benefit on Tax-Exempt Interest Income	98	$99	$102	$89	$155

Tax-Equivalent Net Interest Income	$7,610	$7,525	$7,523	$7,138	$7,126